Exhibit 10.1

PRIVILEGED SETTLEMENT COMMUNICATION

Steiner v. MedQuist, Inc.
No. 1:04-CV-05487
United States District Court for the District of New Jersey

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (“MOU”) outlines the essential terms of a proposed settlement (the “Settlement”) of the above-referenced action (“Litigation”) between defendants MedQuist, Inc. (“MedQuist”), Brian J. Kearns, David A. Cohen, John A. Donohoe, Ethan Cohen, John W. Quaintance, and Ronald F. Scarpone (collectively “Defendants”) and Lead Plaintiff Greater Pennsylvania Carpenters Pension Fund (“Lead Plaintiff”) on behalf of itself and the members of the Settlement Class defined below (collectively, the “Parties”).  This MOU is intended to be used as a basis for drafting a Stipulation of Settlement (the “Stipulation”) and accompanying papers which shall embody the terms set forth herein and such other and consistent terms as are agreed upon by counsel for the Parties.

1.             For purposes of this Settlement, the Settlement Class shall be defined as: all persons who purchased the publicly traded securities of MedQuist between March 29, 2000 to June 14, 2004 (the “Settlement Class Period”).  Excluded from the Settlement Class are Defendants and their related parties.

2.             The Settlement Fund will consist of $7,750,000 in cash.  The Settlement Fund shall be deposited into an interest-bearing account designated by Lead Counsel and will be deposited within 20 business days of the execution of this MOU.  If the agreed upon sums are not deposited, such non-deposited sums will bear interest at 8% per annum from the date due until the date of actual deposit.  The Individual Defendants will not have any responsibility for contributing to or funding the settlement.

3.             This is not a claims-made settlement and, if all conditions under the Stipulation are satisfied, the Settlement receives final approval, the Settlement Fund will not be returned to defendants.

4.             Following execution of this MOU, the Parties and their counsel shall use their best efforts to finalize and execute the Stipulation and such other documentation as may be required or appropriate in order to obtain approval by the Court of the Settlement of the Litigation upon the terms set forth in this MOU.  Promptly upon execution of the Stipulation, the Parties shall apply to the Court for preliminary approval of the Settlement and for the scheduling of a hearing for consideration of final approval of the Settlement and Lead Counsel’s application for an award of attorneys’ fees and expenses.

5.             Simultaneously with the of execution of this MOU, counsel for the Parties will file a stipulation and proposed order giving notice to the Court of the Settlement and relieving the Individual Defendants from any obligation to file answers to the Second Amended Complaint.  If the Settlement is not approved by the Court or is otherwise terminated, the Individual Defendants’ answers will be due, absent an additional written agreement by the Parties setting a new date, 6 weeks after entry of an order denying final approval by the Court or after such other termination of the Settlement.

6.             The Parties intend that this MOU will lead to a final settlement of the Litigation and shall use their best efforts to negotiate a binding Stipulation to be submitted to the Court for preliminary and final approval.

7.             The Stipulation shall provide for the dismissal of the Litigation with prejudice upon final approval of the Settlement and shall contain the usual release of claims in this type of action arising out of, relating to, or in connection with, the purchase of MedQuist publicly traded securities during the Settlement Class Period, which have been or could have been asserted by any member of the Settlement Class in the Litigation against the Defendants, but will specifically exclude the claims presently asserted in South Broward Hospital District v. MedQuist, Inc., No. 1:05-CV-02206-JBS-AMD; Myers v. MedQuist, Civil No. 05-4608(JBS); and Kanter v. MedQuist, Civil No. 04-5542(JBS).  Defendants shall release the Lead Plaintiff, the members of the Settlement Class and their counsel from any claims relating to the institution, prosecution or settlement of the Litigation.

8.             The Stipulation shall also provide (among other terms) that:

(a)           Defendants have denied and continue to deny that they have committed any act or omission giving rise to any liability and/or violation of law;

(b)           neither the Settlement nor any of its terms shall constitute an admission or finding of wrongful conduct, acts or omissions;

(c)           The Lead Plaintiff, Defendants, and their counsel shall not make any applications for sanctions, pursuant to Rule 11 of the Federal Rules of Civil Procedure (“Fed. R. Civ. P.”) or other court rule or statute, with respect to any claims or defenses in this Litigation.  The Defendants agree that the Litigation was filed in good faith and in accordance with Fed. R. Civ. P. 11, and is being settled voluntarily by the Defendants after consultation with competent legal counsel.

(d)           the allocation of the Settlement Fund among the members of the Settlement Class shall be subject to a plan of allocation to be proposed by Lead Counsel and approved by the Court.  Defendants will take no position with respect to such proposed plan of allocation or such plan as may be approved by the court, such plan of allocation is a matter separate and apart from the proposed Settlement between the Parties and any decision by the court concerning the plan of allocation shall not affect the validity or finality of the Settlement;

(e)           Defendants shall take no position with respect to any questions concerning Lead Counsel’s request or award of attorneys’ fees and reimbursement of expenses, which fees and expenses shall be paid from the Settlement Fund; and

(f)            Plaintiff’s Counsel may apply for and receive an award of attorneys’ fees and reimbursement of expenses from the Settlement Fund in such amounts as may be approved by the Court and that any amount included in such award shall be paid to Lead Counsel immediately upon the Court’s approval of the Settlement and award, subject to each counsel’s obligation to pay back any such amount if, or to the extent that, the fee award is amended or does not become final.

9.             All reasonable costs and expenses of class notice and administration of the Settlement shall be paid from the Settlement Fund when incurred.  The Settlement Fund, less any amounts incurred for notice, administration, and/or taxes shall revert to the entities or persons making the deposits if the Settlement does not become effective.

10.           Lead Counsel may designate the settlement claims administrator, subject to Court approval.  MedQuist shall provide or cause to be provided to the settlement claims administrator its shareholder lists as appropriate for providing notice to the Settlement Class.

11.           If the Settlement outlined in this MOU is not approved by the Court or is terminated:  (a) the Settlement shall be without prejudice, and none of its terms shall be effective or enforceable, except to the extent costs of notice and administration have been incurred or expended; (b) the Parties shall revert to their litigation positions immediately prior to the execution of this MOU (subject to the terms of Paragraph 5 regarding the timing of the Individual Defendants’ answers); and (c) the fact and terms of this Settlement shall not be admissible in any trial of this Litigation.

12.           This MOU may be executed in counterparts, including by signature transmitted by facsimile.  Each counterpart when so executed shall be deemed to be an original, and all such counterparts together shall constitute the same instrument.  The undersigned signatories represent that they have authority from their clients to execute this MOU. The terms of this MOU and Settlement shall inure to and be binding upon the Parties and their successors in interest.

IT IS HEREBY AGREED by the undersigned.

DATED: 3/23/2007	LITE DePALMA GREENBERG
& RIVAS, LLC
JOSEPH J. DePALMA
Two Gateway Center, 12th Floor Newark, NJ 07102-5003 Telephone: 973/623-3000 973/623-0858 (fax)

Liaison Counsel

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
JEFFREY W. LAWRENCE
SHIRLEY H. HUANG

/s/ JEFFREY W. LAWRENCE
JEFFREY W. LAWRENCE

100 Pine Street, Suite 2600 San Francisco, CA 94111 Telephone: 415/288-4545 415/288-4534 (fax)

LERACH COUGHLIN STOIA GELLER
RUDMAN & ROBBINS LLP
SAMUEL H. RUDMAN
DAVID A. ROSENFELD
58 South Service Road, Suite 200 Melville, NY 11747 Telephone: 631/367-7100 631/367-1173 (fax)

Lead Counsel for Plaintiffs

GREENBAUM ROWE SMITH & DAVID LLP
MARC GROSS
6 Becker Farm Road Roseland, NJ 07068-1735 Telephone: 973/535-1600 975/535-1698 (fax)
Attorneys for Defendant Ronald F. Scarpone, MedQuist Inc.

DATED: 3/23/2007	WINSTON & STRAWN LLP NEAL MARDER GAIL J. STANDISH

/s/ GAIL J. STANDISH
GAIL J. STANDISH

333 South Grand Avenue, 38th Floor Los Angeles, CA 90071-1543 Telephone: 213/615-1700 213/615-1750 (fax)

Attorneys for Defendant Ronald F. Scarpone, MedQuist, Inc.

DATED: 3/21/2007	BUCHANAN INGERSOLL & ROONEY PC BRIAN J. MCCORMICK, JR.

/s/ BRIAN J. MCCORMICK, JR.
BRIAN J. MCCORMICK, JR.

1835 Market Street, 14th Floor Philadelphia, PA 19103 Telephone: 215/665-6920 215/665-8760 (fax)

Attorneys for Defendant, John W. Quaintance

DATED: 3/23/2007	LATHAM & WATKINS LLP EDWARD J. SHAPIRO

/s/ EDWARD J. SHAPIRO
EDWARD J. SHAPIRO

555 11th Street, N.W., Suite 1000 Washington, D.C. 20004 Telephone: 202/637-2200 202/637-2201 (fax)

Attorneys for Defendant Brian J. Kearns

DATED: 3/23/2007	MONTGOMERY, MCCRACKEN, WALKER & RHOADS, LLP JOHN J. LEVY

/s/ JOHN J. LEVY
JOHN J. LEVY

Liberty View 457 Haddonfield Road, Suite 600 Cherry Hill, NJ 08002 Telephone: 856/488-7700 856/488-7720 (fax)

Attorneys for Defendant Ethan Cohen

DATED: 3/23/2007	DECHERT LLP DAVID A. KOTLER

/s/ DAVID A. KOTLER
DAVID A. KOTLER

Princeton Pike Corporate Center 997 Lenox Drive, Suite 210 Lawrenceville, NJ 08648 Telephone: 609/620-3200 609/620-3259 (fax)

Attorneys for Defendant David A. Cohen

DATED: 3/23/2007	KATTEN MUCHIN ROSENMAN LLP SCOTT A. RESNIK JOEL W. STERNMAN ANTHONY L. PACCINE

/s/ JOEL W. STERNMAN
JOEL W. STERNMAN

575 Madison Avenue New York, NY 10022 Telephone: 212/940-8800 212/940-8776 (fax)

Attorneys for Defendant John A. Donohoe